Exhibit 99.(16)

POWER OF ATTORNEY

The undersigned Directors of Jennison Mid-Cap Growth Fund, Inc. hereby constitute, appoint and authorize each of Claudia DiGiacomo, Deborah A. Docs, Katherine P. Feld, Kathryn C. Quirk, John P. Schwartz, Andrew R. French and Jonathan D. Shain, or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the  reorganization and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Signature	Title	Date

/s/ Judy A. Rice	President	September 12, 2008
Judy A. Rice	(Principal Executive Officer)

/s/ Grace C. Torres	Treasurer	September 12, 2008
Grace C. Torres	(Principal Financial and
Accounting Officer)

/s/ David E.A. Carson	Director	September 12, 2008
David E.A. Carson

/s/ Robert E. La Blanc	Director	September 12, 2008
Robert E. LaBlanc

/s/ Robert F. Gunia	Director	September 12, 2008
Robert F. Gunia

/s/ Robin B. Smith	Director	September 12, 2008
Robin B. Smith

/s/ Stephen G. Stoneburn	Director	September 12, 2008
Stephen G. Stoneburn

/s/ Linda W. Bynoe	Director	September 12, 2008
Linda W. Bynoe

/s/ Douglas H. McCorkindale	Director	September 12, 2008
Douglas H. McCorkindale

/s/ Richard A. Redeker	Director	September 12, 2008
Richard A. Redeker

/s/ Stephen P. Munn	Director	September 12, 2008
Stephen P. Munn

/s/ Kevin J. Bannon	Director	September 12, 2008
Kevin J. Bannon

Signature	Title	Date

/s/ Michael S. Hyland	Director	September 12, 2008
Michael S. Hyland